                                                                Exhibit 10.03



PRAXAIR BUSINESS CONFIDENTIAL

                                                                   Executed Copy

                       STOCK PURCHASE AND SALE AGREEMENT

                         dated as of February 14, 1997

                           SPECIALTY SOLUTIONS, INC.

                                      and

                                 PRAXAIR, INC.
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PRAXAIR BUSINESS CONFIDENTIAL

                              DISCLOSURE SCHEDULES

I        SUBSIDIARIES AND AFFILIATES

II       REALPROPERTY

III      CONTRACTS

IV       PATENTS & TECHNOLOGY

V        TRADEMARKS & COPYRIGHTS

VI       [RESERVED]

VII      [RESERVED]

VIII     PERMITS & LICENSES

IX       EMPLOYEES

X        EMPLOYEE BENEFIT PLANS

XI       CONSENTS

XII      FINANCIAL STATEMENTS

XIII     CERTAIN TAX MATTERS

XIV      BUSINESS OPERATIONS, CHANGES AND OTHER MATTERS

XV       LITIGATION, CLAIMS & PROCEEDINGS

XVI      ENVIRONMENTAL CONDITIONS

XVII     HEALTH AND SAFETY CONDITIONS

XVIII    INSURANCE

XIX      [RESERVED]

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PRAXAIR BUSINESS CONFIDENTIAL

ARTICLE 1 - PURCHASE AND SALE OF SHARES; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Purchase and Sale OF Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Purchase Price and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER AND
         COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5     Organizational Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.7     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.9     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.10    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.11    Owned Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12    Title to Owned Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.13    Contracts, Leases, Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.14    Performance of Contracts, Leases and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.16    Permits, Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.17    Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.18    Litigation, Claims, Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.19    Patents; Technology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.20    Trademarks; Copyrights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.21    Human Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.22    Business Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.23    Health and Safety Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.24    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.25    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.26    Entire Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.27    Limitation on Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

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PRAXAIR BUSINESS CONFIDENTIAL

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.3     No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.5     Purchase for Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.6     Financial Capability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 4 - PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.1     Conduct By Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.2     Conduct by Seller and Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.3     Conduct of the Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.4     Payment of Debts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.5     Fulfillment of Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.6     Seller's Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.3     No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 6 - BUYER'S CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 7 - SELLER'S CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 8 - TERMINATION; SURVIVAL OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.2     Survival of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 9 - TAX MATTERS; POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.1     Transactional Taxes and Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.2     Records Retained by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.3     Access by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.4     Preservation of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

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PRAXAIR BUSINESS CONFIDENTIAL

         9.5     Assumption of Certain Tax Liabilities; Indemnification by Seller . . . . . . . . . . . . . . . . . .  50
         9.6     Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.7     Solicitation of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.8     Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 10 - EMPLOYEES AND BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.1    Maintenance OF benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.2    Termination OF employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 11 - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.1    Survival of Representations and Covenants of Buyer and
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.2    Survival of Representations and Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.3    Indemnification by Buyer and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.4    Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         11.5    Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE 12 - PUBLICITY; CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         12.1    Publicity . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         12.2    Confidentiality .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         12.3    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE 13 - NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE 14 - BROKERAGE FEES; CERTAIN EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         14.1    Brokerage Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         14.2    Certain Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE 15 - GOVERNING LAW; FORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE 16 - BINDING EFFECT; ASSIGNMENT; THIRD PARTY
         BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE 17 - ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE 18 - FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

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PRAXAIR BUSINESS CONFIDENTIAL

ARTICLE 19 - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

ARTICLE 20 - WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

ARTICLE 21 - REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE 22 - HEADINGS; INDEXES; COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE 23 - SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE 24 - CERTAIN REFERENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         24.1 Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         24.2 Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         24.3 Person . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

PRAXAIR BUSINESS CONFIDENTIAL

         STOCK PURCHASE AND SALE AGREEMENT. (the "Agreement") dated as of February 14,1997 by and among SPECIALTY SOLUTIONS, INC. ("Buyer"), PRAXAIR, INC., ("Seller") and ERSHIGS, INC. ("Company").

         WHEREAS, Praxair, Inc.. a Delaware corporation, owns all of the issued and outstanding shares of capital stock (the "Capital Stock") of the Company, a Washington corporation;

         WHEREAS, Company is engaged in the development, design, engineering, manufacture, fabrication, marketing, sale, assembly and installation of fiberglass reinforced products (the "Business"); and

         WHEREAS, Praxair, Inc. desires to sell to Buyer, a Delaware corporation and a wholly owned subsidiary of Denali Holdings, Inc., a Delaware corporation, and Buyer desires to purchase from Praxair, Inc., all of the shares of Capital Stock issued and outstanding on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, Buyer, Company and Seller (collectively, the "Parties" and sometimes individually, a "Party"), intending to be legally bound hereby, agree as follows:

ARTICLE 1 - PURCHASE AND SALE OF SHARES; CLOSING

        1.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing, Praxair, Inc. will sell, assign and deliver or cause to be sold, assigned and delivered to Buyer, and Buyer will purchase and accept all right,

PRAXAIR BUSINESS CONFIDENTIAL


title and interest in and to, the Capital Stock, free and clear of all preemptive rights, liens, claims and encumbrances (the "Acquisition").

         1.2 Purchase Price and Payment. The purchase price for all the shares of the Capital Stock shall be $6,000,000 (the "Purchase Price"). At the Closing, Buyer shall (i) pay $5,000,000 of the Purchase Price to Seller or its designee, by wire transfer of immediately available Federal Reserve funds to an account maintained by Seller and to be designated in writing by Seller at least five(5) business days prior to the Closing Date and (ii) deliver to Seller in payment of the remainder of the Purchase Price a promissory note in the amount of $1,000,000 payable to the order of Seller, in substantially the form of the note as set forth in Exhibit A hereto and with no right of set-off for any purpose including for amounts that may be asserted, claimed or adjudged payable to Buyer or Company from Seller or any of Seller's subsidiaries or affiliates.

        1.3      Closing.

                 The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Seller located at 39 Old Ridgebury Road, Danbury, Connecticut or such other place as the Buyer and Seller may mutually agree (the "Closing Place") on February 28, 1997 or such other date as the Buyer and Seller may mutually agree (the "Closing Date") or the date set forth in Articles 4.6, 8.1 (ii) or 8.1 (iii), as applicable. Subject to completion, the Closing will be deemed to have been consummated and become effective for all purposes as of 12:01 AM Eastern Time on the Closing Date.

PRAXAIR BUSINESS CONFIDENTIAL

        1.4      Closing Deliveries.

                 (a)    At the Closing, Buyer will deliver to Seller:

                        (i) one (1) copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Buyer;

                        (ii) certificates to the effect of Articles 7(ii) and 7(iii) hereof executed by appropriate authorized officers of Buyer;

                        (iii)   $5,000,000 by wire transfer to Seller's
account; and

                        (iv) the promissory note as provided in Article 1.2 herein.

                 (b)    At the Closing, Seller will deliver to Buyer:

                        (i) one (1) copy of the resolutions adopted by the Board of Directors of Seller, authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller;

                        (ii) certificates to the effect of Articles 6(ii) and 6(iii) hereof executed by appropriate authorized officers of Seller;

                        (iii) the duly executed and sealed stock certificates representing the Capital Stock registered in the name of the Buyer; and

                        (iv) resignations of all directors of the Company serving in office immediately prior to the Closing except for A. Herbert Ershigs.

                 (c) At the Closing, Buyer and Seller each will execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, to the other such

PRAXAIR BUSINESS CONFIDENTIAL

certificates and other documents related to the consummation of the transactions contemplated hereby, as may be reasonably requested by the other.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

        Seller and Company represent and warrant as of the date hereof as follows:

        2.1 Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of Washington. Company has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and (ii) consummate the transactions contemplated hereby. Company has all corporate power and authority necessary to
(A) own, lease or use the properties owned, leased or used by it and (B) conduct the Business as presently conducted by it. Company is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of the jurisdictions where the failure to be so qualified or licensed is reasonably likely to adversely affect the ability of Seller or Seller's subsidiaries or affilliates to consumate the transactions contemplated to be consumated by Seller at the Closing.

        2.2 Authorization. The execution and delivery of this Agreement and all of the agreements, instruments and documents being or to be executed and delivered by Company, the performance by Company of its other obligations hereunder and the consummation by Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Company. This Agreement constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except insofar as enforceability may be limited

PRAXAIR BUSINESS CONFIDENTIAL

by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        2.3 No Breach. The execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder, as applicable, and the consummation by Company of the transactions contemplated hereby, as applicable, will not:

                        (i) conflict with, result in a violation of, or constitute a default under the Certificate of Incorporation or Bylaws of Company, as amended to date;

                        (ii) except as set forth in Schedule XI, constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under, result in the right of the counterparty thereto to cancel or terminate or accelerate the performance required under or result in the creation of any lien, claim or encumbrance (other than liens, claims or encumbrances arising under this Agreement) upon any of the Capital Stock or the material properties of Company pursuant to any material mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other material instrument to which Company is a party or by which any of such properties is bound; or

                        (iii) result in a violation of or conflict with any law, ordinance, rule or regulation or any order, writ, judgment, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of

PRAXAIR BUSINESS CONFIDENTIAL

competent jurisdiction applicable to Company or to any of the material properties of Company.

        2.4 Consents. Except as set forth in Schedule XI attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental agencies, authorities and instrumentalities of competent jurisdiction) by Company (A) in order (i) for this Agreement to constitute a legal, valid and binding obligation of Company or (ii) to authorize or permit the consummation by Company of the transactions contemplated hereby or (B) under or pursuant to any material governmental permits, licenses, consents, authorizations or approvals held by or issued to Company (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

        2.5 Organizational Instruments. Company, through Seller, has made available to Buyer complete and accurate copies of the Certificate of Incorporation and Bylaws of Company, in each case as amended to date. Company is not in violation of any provision of its Certificate of Incorporation or Bylaws, in each case as amended to date. Except for this Agreement, there are no agreements or commitments which obligate or require Seller or Company to amend or authorize an amendment of the Certificate of Incorporation or Bylaws of the Company, in each case as amended to date. Company, through Seller, has made available or caused to be made available to Buyer complete and accurate copies of the minute books with respect to meetings of

PRAXAIR BUSINESS CONFIDENTIAL



the Board of Directors and Shareholders of Company and the stock books of the Company. Such minute books contain complete and accurate copies of all records of all meetings and consents in lieu of meetings of the board of directors (and any committee thereof) and shareholders of the Company.

        2.6 Capital Stock. The authorized Capital Stock consists of 25,000 shares of voting common stock, no par value, and 25,000 shares of non-voting common stock, no par value, of which 8250 shares from each series have been duly authorized and validly issued and are outstanding, fully paid and non-assessable. Except for this Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities, agreements or commitments which obligate or require Seller or Company to issue, sell or transfer any shares of Capital Stock.

                 (b) All of the issued and outstanding shares of Capital Stock are owned by Praxair, Inc., free and clear of all preemptive rights, liens, claims and encumbrances other than restrictions on transfer under federal and state securities laws.

        2.7 Subsidiaries. Company does not directly or indirectly own or have the power to vote shares of the capital stock or other ownership interests of any corporation or other Person such that it has voting power to elect a majority or a specified number (by class or otherwise) of the directors of such corporation, or other Persons performing similar functions for such Person, as the case may be. Company is neither a partner of any partnership nor a member of any joint venture or other

PRAXAIR BUSINESS CONFIDENTIAL



business entity other than the partnerships and joint ventures listed on
Schedule I attached hereto.

        2.8      Financial Statements.

                 (a) Schedule XII attached hereto sets forth a complete and accurate copy of the unaudited proforma balance sheets of Company as of December 31st for each of 1993, 1994 and 1995 and the unaudited proforma statements of income and of cash flows for each of the twelve (12) month periods ending on December 31st, 1993, 1994 and 1995 (collectively, the "Unaudited Financial Statements"). Subject to any qualifications set forth in the applicable notes and schedules, the Unaudited Financial Statements present fairly, in all material respects, the financial position of Company as of the foregoing dates and the statements of income and cash flows of Company for the foregoing periods, all in conformity with generally accepted accounting principles applied on a consistent basis other than as disclosed therein, and subject to normal year-end adjustments (except that footnote disclosure may be omitted therefrom).

        2.9      Tax Matters.

                 (a) All Tax Returns required to be filed by or on behalf of Company have been filed for all years and periods for which such Tax Returns were due (taking into account all filing date extensions) and, to the extent required by applicable law, all Taxes required to be paid during the period from the date of incorporation through the Closing Date (regardless of whether shown on a Tax Return) have been paid. Except as set forth in Schedule XIII attached hereto, since December 31, 1995, to the knowledge of Seller or Company, Company has not incurred any material liability with

PRAXAIR BUSINESS CONFIDENTIAL



respect to any Tax except in the ordinary course of business. Except as set forth in Schedule XIII attached hereto, there are no presently pending written claims by any foreign, federal, state or local taxing authority which pertain to Company or to any of the material properties owned, used or leased by Company or any of such Tax Returns.

                 (b) Except as set forth on Schedule XIII attached hereto, with respect to all Tax Returns, (i) the statute of limitations for the assessment of any Tax in respect of such Tax Return has expired through the taxable years set forth in Schedule XIII attached hereto and (ii) except as set forth in Schedule XIII attached hereto, no audit is in progress and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax with respect to such Tax Returns.

                 (c) As used herein, the term "Tax" or "Taxes" will mean any or all federal, state, local and foreign taxes, assessments, imposts, duties and other similar governmental charges (including, without limitation, income, profits, excise, sales, use, occupancy, value added, gross receipts, franchise, ad valorem, capital, transfer, withholding, employment, payroll and property taxes and import duties), any or all interest thereon, any or all additions thereto or to any such interest and any or all penalties with respect thereto.

                 (d) As used herein, the term "Tax Return" will mean any return, report, declaration, estimate or information statement filed or required to be filed with any taxing authority with respect to any Tax.

                 (e) Except as set forth on Schedule XIII, (i) Company has not filed a consent under Code Section 341 (f) concerning collapsible corporations, (ii) except as

PRAXAIR BUSINESS CONFIDENTIAL



provided in Company's long term incentive compensation plans, Company has not made any payments, is neither obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, and (iii) Company is neither a party to, nor has any tax-related contractual liability with respect to, any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1986, as amended (the "Tax Code").

        2.10     Real Property.

                 (a) Schedule II attached hereto identifies (i) all of the real property which is owned by Company (the "Owned Real Property"), to all of which Company have good and valid title, subject to the exceptions set forth in
Article 2.12 below, (ii) all of the real property which is leased by Company (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"), (iii) all of the leases and subleases pertaining to the Real Property (collectively, the "Real Property Leases"), (iv) all of the suits, actions, proceedings, investigations and written claims presently pending or, to the knowledge of Seller or Company, threatened in writing which (A) pertain to the Owned Real Property or (B) pertain to the Leased Real Property or the Real Property Leases and to which Company is a party or, to the knowledge of Seller or Company, is threatened in writing to be made a party and (v) all of the final orders, writs, judgments, awards, edicts and decrees of any court of competent jurisdiction presently outstanding against Company which pertain to the Owned Real Property and

PRAXAIR BUSINESS CONFIDENTIAL



which materially affect the ownership or use of the Owned Real Property as presently owned or used by Company.

                 (b) Except as set forth in Schedule II attached hereto, Company does not own, hold, is neither obligated under nor a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property or any portion thereof or interest therein.

                 (c) Except as set forth in Schedule II attached hereto, the components of the buildings, structures and other improvements which are located on the Owned Real Property are in reasonable working order and repair for the conduct of the Business as presently conducted by Company. The buildings, structures and other improvements which are located on the Owned Real Property are supplied with all utilities necessary for the operation thereof as presently operated by Company and all associated "hook-up" fees and other similar charges due and payable through the date hereof have been fully paid.

                 (d) Except as set forth in Schedule II attached hereto, Company has not received written notice of any presently pending, and, there is not any pending, or, to the knowledge of Seller or Company, any threatened in writing, (i) condemnation proceeding affecting the Real Property or any part thereof or (ii) sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

        2.11 Owned Personal Property. Except as set forth in Schedule XIV attached hereto and except for properties sold, transferred or otherwise disposed by Company in the ordinary course of business since December 31, 1995, all of the

PRAXAIR BUSINESS CONFIDENTIAL



material tangible personal property (including, without limitation, furnishings, furniture, office equipment, vehicles, inventories, tools, machinery, equipment, structures and movable fixtures) which is reflected in the latest balance sheet included among the Unaudited Financial Statements is
(i) owned by Company and (ii) in reasonable working order and repair for use as presently used by Company in connection with the Business.

        2.12 Title to Owned Properties. Except as set forth in Schedule II attached hereto with respect to the properties listed therein or in Schedule XIX attached hereto, Company has good and valid title to all of the material properties owned by it, free and clear of all liens, claims and encumbrances other than:

                        (i) liens, claims and encumbrances reflected in the Unaudited Financial Statements;

                        (ii) liens for taxes, charges and assessments imposed by any taxing authority which are not yet due and payable or which are being contested in good faith by appropriate proceedings listed in Schedules XIII or XV attached hereto;

                        (iii) mechanics', suppliers', installment sales and similar liens for services rendered or materials furnished, the charges for which are not yet due and payable or which are being contested in good faith by appropriate proceedings;

                        (iv) defects or imperfections in title, claims, easements or rights, conditions, restrictions, exceptions, reservations and encumbrances which do not materially, individually or in the aggregate, interfere with the use of such properties as presently used by, or the conduct of the Business as presently conducted by,Company.

PRAXAIR BUSINESS CONFIDENTIAL



        2.13 Contracts, Leases, Licenses. Except for leases and subleases described in Article 2.10 hereof, licenses and agreements described in Articles
2.19 and 2.20 hereof, plans, policies, practices, programs, agreements, arrangements, contracts and commitments described in Article 2.21 hereof, consent orders described in Article 2.23 hereof and insurance policies described in Article 2.24 hereof (collectively, the "Other Scheduled Contracts"), Schedule III attached hereto sets forth all written contracts, agreements and commitments (including, without limitation, leases, subleases, licenses and installment sales contracts) having values in excess of $200,000 to which Company is a party and:

                        (i) which involve future expenditures with respect to the purchase of raw materials, manufacturing supplies or utilities used in the ordinary course of business during the remaining term of the contract, agreement or commitment;

                        (ii) which involve future receipts with respect to the sale of products in the ordinary course of business during the remaining term of the contract, agreement or commitment;

                        (iii) which involve future expenditures or receipts with respect to the purchase, sale or lease of real property or personal property (other than raw materials, manufacturing supplies and products described in clauses (i) and (ii) of this Article 2.13) during the remaining term of the contract, agreement or commitment;

                        (iv) which involve future expenditures or receipts with respect to the rendition of services (other than the purchase of utilities) during the remaining term of the contract, agreement or commitment;

PRAXAIR BUSINESS CONFIDENTIAL



                        (v) which contain commitments of suretyship, guaranty or indemnification (other than guarantees, warranties and indemnities provided in connection with the purchase, sale or lease of materials, supplies, utilities, products or other personal property or the rendition of services in the ordinary course of business);

                        (vi) which involve the handling, treatment, storage, transportation, recycling, reclamation or disposal of Hazardous Waste;

                        (vii) which provide for the grant of a security interest or the extension of credit, constitute a mortgage or lien on or pledge of any properties or relate to the borrowing or lending of funds (other than security interests granted and credit extended in connection with the purchase, lease or sale of materials, supplies, utilities, products or other personal property or the rendition of services in the ordinary course of business and security interests, mortgages, liens and pledges described in Article 2.12 hereof);

                        (viii) which relate to the disposition or acquisition of any material business or any material equity interest in any business;

                        (ix) to which Seller or any of its affiliates, other than Company, is also a party;

                        (x)     pursuant to which Company agrees not to
compete in any line of business with any Person or in any geographical area; or

                        (xi) to which any government or any governmental agency, authority or instrumentality is a party.

PRAXAIR BUSINESS CONFIDENTIAL



        2.14 Performance of Contracts, Leases and Licenses. Except as set forth in each Schedule attached hereto with respect to the contracts, agreements and commitments listed therein, to the knowledge of Seller or Company, (i) all of the contracts, agreements and commitments set forth in
Schedule III attached hereto and all of the Other Scheduled Contracts are legal, valid and binding obligations of Company and are in full force and effect in all material respects, (ii) Company is neither in default, nor has it received written notice of any default or of any event which, with the passage of time, the giving of further notice, or both, would constitute a default by Company under any such contract, agreement or commitment or any of the Other Scheduled Contracts in any material respect and (iii) none of the other parties to any such contract, agreement or commitment or any of the Other Scheduled Contracts is in default thereunder in any material respect.

        2.15 Compliance with Laws. Except as set forth in Schedule XV attached hereto or in any Schedule attached hereto with respect to the matters set forth therein, to the knowledge of Seller or Company, Company is not in default under or in violation of any foreign, federal, state or local law, ordinance, regulation or rule or any judgment, writ, order, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction pertaining to Company or to any of the properties owned, leased or used by Company.

        2.16 Permits, Licenses. Schedule VIII attached hereto sets forth all of the governmental consents, approvals, exemptions, permits, licenses, franchises and other authorizations which have been issued to, or are held for use by, Company, or for

PRAXAIR BUSINESS CONFIDENTIAL



which Company has applied and which are material to the conduct of the Business as presently conducted by Company. Except as described in Schedule VIII attached hereto, to the knowledge of Seller or Company, the consummation of the transactions contemplated hereby will not result in a violation or invalidation of any of such consents, approvals, exemptions, permits, licenses, franchises or other authorizations. Except as described in Schedules VIII, XV, XVI or XVII attached hereto, to the knowledge of Seller or Company, Company has obtained all of the material governmental consents, approvals, permits, exemptions, licenses, franchises and other authorizations which are necessary in order to conduct the Business as presently conducted by Company or own, lease or use the material properties presently owned, leased or used by Company.

        2.17     Environmental Conditions.

                 (a)    Schedule XVI attached hereto:

                        (i) lists (A) all hazardous waste (as that term is defined in The Resource Conservation and Recovery Act, 42 USC 6901 et seq. such term referred to herein as "Hazardous Waste") treatment, storage and disposal facilities and sites which are located on the Real Property and which are presently used by Company and (B) as to each such facility or site, the time period used and the type of Hazardous Waste treated, stored or disposed;

                        (ii) lists (A) all Hazardous Waste treatment, storage and disposal facilities and sites which are not located on the Real Property and which are

PRAXAIR BUSINESS CONFIDENTIAL



presently used by Company and (B) as to each such facility or site, the time period used and the type of Hazardous Waste treated, stored or disposed;

                        (iii) lists (A) all Hazardous Waste treatment, storage and disposal facilities and sites which, to the knowledge of Seller or Company, are located on the Real Property but are not presently used by Company and (B) as to each such facility or site, the time period used and the type of Hazardous Waste treated, stored or disposed;

                        (iv) lists (A) all Hazardous Waste treatment, storage and disposal facilities and sites which are not located on the Real Property and which, to the knowledge of Seller or Company, were used in the conduct of the Business as conducted by Company but are not presently used by Company and (B) as to each such facility or site, the time period used and the type of Hazardous Waste treated, stored or disposed;

                        (v) lists (A) all underground storage tanks located on or off the Real Property currently or formerly used by the Company and (B) as to each such underground storage tank, the time period used and the type of material treated, stored or disposed;

                        (vi) identifies all written internal environmental audits conducted since January 1,
1993 relating to Company;

                        (vii) lists all reports of releases (including, without limitation, continuous release reports) of hazardous substances relating to Company furnished since January 1, 1993 to any foreign, federal, state or local governmental agency,

PRAXAIR BUSINESS CONFIDENTIAL



authority or instrumentality, including, without limitation, all such reports furnished to the National Response Center, any state emergency response commission, any local emergency planning committee or the United States Environmental Protection Agency (the "EPA") pursuant to requirements of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, "CERCLA");

                        (viii) lists all reports made since January 1, 1993 to the EPA or any state or local governmental agency, authority or instrumentality pursuant to Sections 302, 311, 312 and 313 of Title III of the Superfund Amendments and Reauthorization Act of 1986; and

                        (ix) describes all material events of noncompliance relating to Company reported to or, to the knowledge of Seller or Company, identified by any governmental agency, authority or instrumentality since January 1, 1993 with respect to (A) applicable environmental permits, approvals, authorizations or licenses or (B) the requirements of applicable HS&EA Laws, including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Resource Conservation and Recovery Act, as amended, or the Toxic Substance Control Act, as amended ("TSCA").

                 (b) Except as set forth in Schedules XII, II, III, VIII, XV, XVI and XVII attached hereto, to the knowledge of Seller or Company:

                        (i) Company is in compliance, in all material respects, with all HS&EA Permits held by it and all of such HS&EA Permits are in full force and effect and no action to revoke any of such HS&EA Permits is pending;

PRAXAIR BUSINESS CONFIDENTIAL



                        (ii) neither Seller nor Company has received written notice from any governmental authority of any event, condition, circumstance, activity, practice, incident, action or plan (A) which may materially interfere with or prevent current or future compliance with (1) any HS&EA Law in connection with the conduct of the Business as presently conducted by Company or
(2) any HS&EA Permit currently held by Company in connection with the conduct of the Business or (B) which may (1) require the amendment or transfer of any HS&EA Permit currently held in connection with the conduct of the Business as presently conducted by Company or (2) materially interfere with any such amendment or transfer:

                        (iii) neither Seller nor Company has received written notice that it is subject to, responsible or liable for any material current or future HS&EA Liabilities and Costs based upon or arising out of (A) past or present environmental conditions on, under, above or about real property, or assets, equipment or facilities located on, under, above or about real property, previously or presently used by Company including, without limitation, HS&EA Liabilities and Costs arising from, related to or associated with notices given, claims made, actions and proceedings instituted or orders issued by a federal, state, local or foreign government or governmental agency or by any third party,
(B) the use, production, manufacture, processing, distribution, management, handling, shipment, transport, treatment, generation, storage, or Release of any Contaminant in connection with the conduct of the Business by Company or (C) the failure of such real property, assets, equipment or facilities, or property about such

PRAXAIR BUSINESS CONFIDENTIAL

real property, to comply in full or in part with all requirements of any HS&EA Law or any HS&EA Permit;

                        (iv) with respect to real property previously or presently owned or operated in connection with the conduct of Business by Company, neither Company nor, to the knowledge of Seller or Company, any of the other present or prior owners or operators thereof are subject to any outstanding written notice or order from, or agreement with, any governmental authority or other Person in respect of which it (A) is required to incur any material HS&EA Liabilities and Costs or (B) is subject to any investigation by any governmental authority evaluating whether any material Remedial Action hereof is needed to respond to a Release of a Contaminant into the Environment;

                        (v) Company has filed all notices required to be filed under the HS&EA Laws indicating past and present Releases of Contaminants used or held in connection with the conduct of the Business by Company; and

                        (vi) neither Seller nor Company has entered into any written agreement with any governmental authority or other Person pursuant to which it has assumed responsibility, either directly or as a guarantor, indemnitor or surety, for Remedial Action, which provides for future expenditures in excess of $10,000.

                 (c) As used in this Agreement, the following terms will have the meanings set forth below:


                        (i) "Contaminant" will mean any waste, pollutant, noise, hazardous substance, toxic substance, hazardous material, hazardous waste, special

PRAXAIR BUSINESS CONFIDENTIAL



waste, industrial substance or waste, radioactive material or waste, petroleum or petroleum-derived substance or waste or any constituent of any such substance or waste (including, without limitation, any such substance regulated under or defined by any HS&EA Law or otherwise determined by a court of law to be a basis for personal injury or property damage liability).

                        (ii) "Environment" will have the meanings set forth in Section 9601(8) of Title 42 of the United States Code and "Environmental" will have a concomitant meaning.

                        (iii) "HS&EA Laws" will mean foreign and domestic laws, and any rules and regulations promulgated thereunder by any governmental entity, relating to pollution, health and safety or protection of the Environment (including, without limitation, laws relating to the Release or threatened Release of Contaminants into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants).

                        (iv) "HS&EA Liabilities and Costs" will mean all liabilities, obligations, obligations to conduct Remedial Actions, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs or expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel and experts and all reasonable consulting fees and costs of investigations and feasibility studies), fines, penalties, monetary sanctions and interest resulting from any claim or demand by any person or governmental entity, domestic or foreign, arising pursuant to the HS&EA Laws, from (A) environmental, health or safety conditions, or

PRAXAIR BUSINESS CONFIDENTIAL



the Release or threatened Release of a Contaminant into the Environment, as a result of the conduct of the Business by Company and (B) conditions on, under, above or about any real property owned or operated by Company.

                        (v) "HS&EA Permit" will mean any permit, license, authorization, approval or registration required pursuant to the HS&EA Laws.

                        (vi) "Release" will mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, disbursal, leaching or migration of any Contaminant into the Environment or into, out of or through any structure, property, air, soil, surface water or ground water.

                        (vii) "Remedial Action" will mean all actions required to (A) clean up, move, treat, mitigate or remediate Contaminants in the Environment (including, without limitation, any structure or property), or (B) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to Contaminants in the Environment.

        2.18 Litigation, Claims, Proceedings. Except for suits, actions, proceedings, investigations, audits, examinations and written claims described in Articles 2.9, 2.10, 2.12, 2.17, 2.19, 2.20, 2.21 and 2.23 hereof and orders, judgments, writs, decrees, awards and edicts described in Articles 2.9, 2.10, 2.15, 2.19, 2.20, and 2.23 hereof, Schedule XV attached hereto sets forth all of the civil, criminal, administrative and arbitral suits, actions, proceedings, investigations and written claims presently pending or, to the knowledge of Seller or Company, threatened in writing and all of the final orders, judgments, writs, decrees, awards and edicts presently outstanding which

PRAXAIR BUSINESS CONFIDENTIAL



pertain to Company or to any of the material properties of Company. Company has not received written notice of any statements, citations or decisions by any governmental agency, authority or instrumentality stating that any product made, or service provided by, Company is defective or unsafe or fails in any material respect to meet any standards promulgated by such agency, authority or instrumentality.

        2.19     Patents; Technology

                 (a)    Schedule IV attached hereto lists:

                        (i) all of the United States and foreign patents and patent applications owned by or licensed or assignable to Company which are material to the conduct of the Business as presently conducted by Company;

                        (ii) all of the licenses and non-assertion rights granted to or by Company pursuant to written agreements pertaining to patents, patent applications, proprietary technology or inventions which are material to the conduct of the Business as presently conducted by Company;

                        (iii) all of the written confidentiality, secrecy, screening, development and settlement agreements pertaining to patents, patent applications, proprietary technology or inventions which are material to the conduct of the Business as presently conducted by Company (other than confidentiality or secrecy agreements made in connection with the purchase, sale or lease of materials, supplies, products or other personal property or the rendition of services in the ordinary course of business); and

PRAXAIR BUSINESS CONFIDENTIAL



                        (iv) all of the suits, actions, proceedings (including, without limitation, interference, opposition, revocation and conflict proceedings) and written claims presently pending or, to the knowledge of Seller or Company, threatened in writing and all of the orders, judgments, writs, edicts, awards and decrees presently outstanding pertaining to patents, patent applications, proprietary technology or inventions described in the preceding clauses of this Article.

                 (b) Except as set forth in Schedule IV attached hereto, to the knowledge of Seller or Company, all of the patents, patent applications, trade secrets, know-how, inventions, processes, manufacturing information, engineering information and technical information, which are material to the conduct of the Business as presently conducted by Company and which are not available in the public domain are owned by, licensed to or subject to non-assertion rights granted to Company. Except as set forth in Schedule IV attached hereto, to the knowledge of Seller or Company, Company has not received written notice that it has infringed the patent rights of third parties.

        2.20     Trademarks; Copyrights.

                 (a)    Schedule V attached hereto lists:

                        (i)    all of the foreign, United States and
state trademarks, service marks, trade names and copyrights owned by or licensed or assignable to Company which are material to the conduct of the Business as presently conducted by Company;

                        (ii) all of the written licenses and all of the rights under registered user or other written agreements granted to Company by third parties

PRAXAIR BUSINESS CONFIDENTIAL



pertaining to trademarks, service marks, trade names and copyrights which are material to the conduct of the Business as presently conducted by Company;

                        (iii) all of the written licenses and all of the rights under registered user or other written agreements granted to third parties by Company pertaining to trademarks, service marks, trade names and copyrights which are material to the conduct of the Business as presently conducted by Company; and

                        (iv) all of the suits, actions, proceedings (including, without limitation, interference, opposition and cancellation proceedings) and written claims presently pending or, to the knowledge of Seller or Company, threatened in writing and all of the orders, judgments, writs, edicts, awards and decrees presently outstanding pertaining to trademarks, service marks, trade names or copyrights described in the preceding clauses of this Article 2.20.

                 (b) Except as set forth in Schedule V attached hereto, all of the trademarks and service marks described in Article 2.20(a)(i) hereof have been duly registered or are the subject of pending registration applications in the jurisdictions indicated in Schedule V attached hereto. Except as set forth in Schedule V attached hereto, to the knowledge of Seller or Company, Company has not received written notice that it has infringed the trademark rights or copyrights of third parties in connection with the conduct of the Business by Company.

        2.21     Human Resources.

                 (a) Schedule IX attached hereto sets forth a complete and accurate list of (i) all of the collective bargaining agreements and agreements with labor unions or

PRAXAIR BUSINESS CONFIDENTIAL


associations representing employees to which Company is a party and (ii), as of the dates set forth in Schedule IX attached hereto, the total number of employees of Company and the number of such employees represented by each such agreement. Such numbers of employees have not changed since such dates except in the ordinary course of business. Except as set forth in Schedule IX attached hereto, to the knowledge of Seller or Company, there are no organizing efforts, strikes, slowdowns, picketing, work stoppages, labor troubles or other similar events in which employees of Company are participating

                 (b) Except as set forth on Schedule IX attached hereto, Company (i) is not a party to any written consulting or employment contract; and
(ii) has neither made any commitment to, nor entered into any written agreement obligating it to, increase the wages or modify the material conditions or terms of employment of its employees.

                 (c) Schedule X attached hereto sets forth all of the employee benefit plans maintained by Company with respect to the Business and its employees, and all of the severance, termination and similar programs either established by Company with respect to the transactions contemplated hereby or otherwise applicable to Company's employees ("Benefit Plans").

                 (d)    Other than as indicated on Schedule X hereto:

                        (i) Seller neither maintains, sponsors nor contributes to any program or arrangement covering employees of Company that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively, of the Employee

PRAXAIR BUSINESS CONFIDENTIAL



Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans") or any other incentive or benefit arrangement ("Non-ERISA Plans");

                        (ii) The present value of the accrued benefits under any and all ERISA Plans which are defined benefit plans, as defined in Section 3(35) of ERISA, and which are maintained by Seller for employees and former employees of Company (collectively a "Pension Plan") did not, as of the last annual valuation date for such Pension Plan, exceed the value of assets of such Pension Plan allocable to such benefits (computed on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Pension
Plan);

                        (iii) No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject Buyer or Company to any tax penalty on prohibited transactions and which has not adequately been corrected;



                        (iv) Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan;

                        (v) Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401 (a), stating that such ERISA Plan is qualified thereunder;

PRAXAIR BUSINESS CONFIDENTIAL



                        (vi) No Pension Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" as such term is defined in Section 4043 of ERISA with respect to any such Pension Plan;

                        (vii) No Pension Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived) and Seller has made all required contributions to ERISA Plans on a timely basis;

                        (viii) No liability to the Pension Benefit Guaranty Corporation (the "PBGC"), other than for premiums, has been incurred with respect to any Pension Plan;

                        (ix) No proceeding or other action has been initiated by the PBGC to terminate any Pension Plan, nor has written notice been given to Seller of an intention to commence or seek the commencement of any such proceeding or action;

                        (x) Seller has not, within the last six years before the Closing Date, completely or partially withdrawn from a "multiemployer plan" covering Employees; and

                        (xi) Copies of all documents embodying the ERISA Plans and Non-ERISA Plans, and of the two most recent Forms 5500 for all ERISA Plans have been delivered or made reasonably available to Buyer.

        2.22     Business Operations.

                 (a) Except as set forth herein or in any Schedule attached hereto:

                       (i) since December 31, 1995, Company has not, except in the ordinary course of business, made any material change in practices, operations or

PRAXAIR BUSINESS CONFIDENTIAL



policies with respect to (A) the standard terms and conditions of sale of products or services (including standard terms regarding returns and discounts, but excluding price changes), (B) the method of accounting for sale of products or services, (C) the policy regarding maintenance of inventory levels or (D) the conduct of accounts receivable collection and accounts payable payment activities;

                       (ii) since December 31, 1995, Company has not, except in the ordinary course of business, or as specifically contemplated by this Agreement or connection with the transactions contemplated hereby, (A) engaged in any material transaction, (B) entered into any material agreement, (C) incurred, paid or discharged any material obligation or liability, (D) sold or transferred any material property, (E) waived or released any material right or obligation, (F) incurred any indebtedness for borrowed money to do any of the foregoing; provided, that one or more cash dividends declared and paid after December 31, 1995 and prior to the Closing Date will not be considered a breach of this Section 2.22; and

                       (iii) since December 31, 1995, there has been no material damage to or loss of the material properties owned, leased or used by Company (regardless of whether such damage or destruction is covered by insurance).

                 (b) Except as set forth in Schedule XIV attached hereto, to the knowledge of Seller or Company, no material supplier or customer of Company has indicated in writing that it will cease doing business with Company as a result of the transactions contemplated hereby.

PRAXAIR BUSINESS CONFIDENTIAL



        2.23     Health and Safety Conditions. Schedule XVII attached hereto:

                       (i) lists all current material safety data sheets relating to the products currently sold by Company and the chemical substances or mixtures currently used by Company in the conduct of the Business as presently conducted by Company;

                       (ii) lists all written internal safety and health audits conducted since January 1, 1993 by Company; and

                       (iii) lists all citations, notices of violations, orders and consent orders issued and administrative or judicial enforcement proceedings commenced by governmental or agencies, authorities and instrumentalities (including the United States Occupational Safety and Health Administration, any state occupational safety and health administration and, with respect to TSCA, the EPA) with respect to safety and health matters relating to Company since January 1, 1993.

        2.24 Insurance. Schedule XVIII attached hereto lists all of the material insurance policies (other than insurance policies relating to plans, policies, practices, programs, contracts, agreements, arrangements and commitments described in Article 2.21 hereof,) which cover employees, properties, products or operations (including, without limitation, fire, public liability, worker's compensation and vehicular insurance policies) and which are held by or on behalf of Company for its account. To the knowledge of Seller or Company, there is no material inaccuracy in any application for any such policy which would form a basis for termination of any such policy.

        2.25 Liabilities. Except as set forth herein or in any Schedule attached hereto, to the knowledge of Seller or Company, there are no material liabilities of Company

PRAXAIR BUSINESS CONFIDENTIAL



other than liabilities incurred since December 31, 1995 in the ordinary course of business.

        2.26 Entire Business. Company owns, leases or has licenses or other contractual rights to use all of the material tangible and intangible assets used by it in the conduct of the Business as presently conducted by it except for (i) assets used to provide services or goods to Company pursuant to a contract, agreement or commitment set forth in Schedule III attached hereto or one of the Other Scheduled Contracts, and (ii) pension or other funded employee benefit plan assets. The contracts, agreements and commitments under which such contractual rights have been granted are listed on Schedule III attached hereto or included among the Other Scheduled Contracts.

        2.27     Limitation on Representations. Except as set forth in this
Article 2, no representations, warranties or guarantees have been, are being or will be made by Seller or Company as to the quality, condition, character, size, quantity, type, earnings, revenues, expenses, suitability or value of Company or any of the properties owned, leased or used by Company and ALL REPRESENTATIONS, WARRANTIES OR GUARANTEES IMPLIED OR OTHERWISE CREATED UNDER ANY APPLICABLE LAW ARE EXPRESSLY DISCLAIMED BY THE SELLER. Buyer acknowledges that the businesses engaged in by Company are subject to various risks and uncertainties.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants as of the date hereof as follows:

PRAXAIR BUSINESS CONFIDENTIAL



        3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and (ii) consummate the transactions contemplated hereby.

        3.2 Authorization. The execution and delivery of this Agreement and all of the agreements, instruments and documents being or to be executed and delivered by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part Buyer and Buyer's shareholders. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors, rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        3.3 No Breach. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby, will not:

                       (i) conflict with, result in a violation of, or constitute a default under the Articles of Incorporation or Bylaws of Buyer, as amended to date;

                       (ii) constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the material

PRAXAIR BUSINESS CONFIDENTIAL



properties of Buyer pursuant to any material mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other material instrument to which Buyer is a party or by which any of such properties is bound; or

                       (iii) result in a violation of, or conflict with, any law, ordinance, rule or regulation or any order, writ, judgment, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction applicable to Buyer or any material properties of Buyer.

        3.4 Consents. Except as otherwise set forth in Schedule XI attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental agencies, authorities and instrumentalities of competent jurisdiction) by Buyer, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Buyer or (ii) to authorize or permit the consummation by Buyer of the transactions contemplated hereby or thereby.

        3.5 Purchase for Investment. Buyer is purchasing the Capital Stock for its own account and investment and not with a view toward, or for, resale in connection with any distribution thereof.

        3.6. Financial Capability. Buyer has sufficient funds or loan commitments to purchase the Capital Stock on the terms and subject to the conditions contemplated by this Agreement.

PRAXPIR BUSINESS CONFIDENTIAL



ARTICLE 4 - PRE-CLOSING COVENANTS

        4.1     Conduct By Buyer

                (a) From the date hereof until the Closing, Buyer will refrain from taking any action which would cause any representation or warranty contained in Article 3 hereof to be untrue or incorrect in any material respect as of the Closing Date.

                (b) If, for any reason (including, without limitation, termination of this Agreement pursuant to Article 8 hereof), the Closing does not take place, Buyer will, and will cause its officers, employees and other representatives to, keep confidential and not use or disclose in any manner any information or documents obtained from Seller, Seller's subsidiaries or Company concerning Company's, Seller's or Seller's subsidiaries respective properties, businesses and operations and will promptly (i) return to Company all documents, papers, books, records and other materials (and all copies thereof) obtained by any of them from Seller, Company, or any of their respective subsidiaries or affiliates or any of the directors, officers, employees, agents, representatives or consultants of Seller, Seller's subsidiaries or Company in connection with the investigation and evaluation of the transactions contemplated hereby, and the negotiation and preparation of this Agreement or the consummation of the transactions contemplated hereby, (ii) destroy all copies of all analyses, studies and other documents prepared by or for Buyer which contain or reflect information contained in such documents, papers, books, records and other materials or obtained in connection with visits to the facilities of Seller, Seller's subsidiaries and Company and (iii) furnish

PRAXAIR BUSINESS CONFIDENTIAL



to Seller a certificate signed by an appropriate authorized officer of Buyer to the effect that such destruction has been completed.

        4.2     Conduct by Seller and Company

                From the date hereof until the Closing,

               (a) Company will, and Seller will cause Company to (i) refrain from taking any action which, with reasonable foresight, would be expected to cause any representation or warranty contained in Article 2 hereof to be untrue or incorrect in any material respect as of the Closing Date and
(ii) Seller will notify Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date that, in Sellers judgment, would constitute a violation or breach of any representation or warranty or cause such representation or warranty to be untrue as of the Closing Date (assuming Seller believes that such event, condition or circumstance will exist on, or will not be cured by, the Closing Date);

               (b) Company will not, and Seller will not permit Company, to amend or authorize any amendment of the Certificate of Incorporation or the Bylaws of Company prior to the Closing; and

               (c) Company will not, and Seller will not permit Company, to enter into any new, or amend any existing, Benefit Plans or any other agreement, program, or arrangement in connection therewith (including any trust agreement, insurance contract or credit facility) or grant any increases in compensation, other than in the ordinary course of business or pursuant to promotions, in each case consistent with past practice.

PRAXAIR BUSINESS CONFIDENTIAL


4.3      Conduct of the Business.

         (a) From the date hereof until the Closing, Company and Seller will, or Seller will cause Company to:

         (i) employ the properties owned, leased or used by Company and conduct the Business only in the ordinary course;

         (ii) use reasonable efforts, subject to the limitations of Article 4.2(c), to retain the Company's employees and preserve its business relationships;

         (iii) refrain from entering into any material contract except in the ordinary course of business:

         (iv) refrain from taking any action which, with reasonable foresight, would be expected to cause any representation or warranty contained in Article 2 hereof to be untrue or incorrect in any material respect as of the Closing;

         (v) provide reasonable access by Buyer and its officers, employees and other representatives to the Company's books, files, papers and records only for the purpose of Buyer's due diligence investigation related to the transactions contemplated hereby. Such access shall be provided upon Buyer's reasonable request with due regard to minimizing interference with the conduct of the Business by it; provided, however, that no such access will be provided
(A) to technical, financial or operating books, files, papers or records (including, without limitation, price and cost data on any basis other than an aggregate basis) which, in the reasonable opinion of Seller, contain information the disclosure of which to competitors of Seller, Seller's subsidiaries or Company might be detrimental to Seller, Seller's subsidiaries or

PRAXAIR BUSINESS CONFIDENTIAL


Company (but only to the extent that the lack of access of Buyer or its officers, employees and other representatives, including bank financing representatives, thereto would not materially impair the ability of Buyer to evaluate the accuracy of the representations and warranties set forth in
Article 2 hereof) or (B) to the extent that such access would (i) violate the terms of any agreement to which Seller, Seller's subsidiaries or Company is a party, any applicable law, ordinance, rule or regulation or any order, writ, judgment, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction or
(2) result in the loss of any attorney-client or other privilege; or

                 (vi) refrain from making or revoking any elections with respect to Taxes other than in the ordinary course of business or as provided in this Agreement.

         (b) Notwithstanding anything contained herein to the contrary, no action by Seller, Seller's subsidiaries or Company taken pursuant to the request of the Buyer or that is necessary in connection with the consummation of the transactions contemplated hereby (and disclosed to Buyer with reasonable promptness) will be deemed a breach of any of the covenants contained in
Article 4.3(a) hereof.

         4.4 Payment of Debts. Not later than the Closing Date, Seller will pay, assume or cause the release of liabilities for monies borrowed from third parties or the Seller. Buyer will assume all liabilities in the ordinary course of business. Seller will retain all cash in the business.

PRAXAIR BUSINESS CONFIDENTIAL


         4.5 Fulfillment of Conditions. Each party will use all reasonable efforts to fulfill or cause to be fulfilled the conditions set forth in Articles 6 and 7 hereof.

         4.6 Seller's Disclosure. Seller may from time to time prior to the Closing, by notice in accordance with this Agreement, (x) supplement or amend any Schedule to this Agreement to correct any representation and warranty herein contained that was not true when made or subsequently becomes incorrect or untrue, or (y) otherwise correct any such representation and warranty that is not made by reference to a Schedule hereto (any such supplementation or amendment pursuant to clause (x) or correction pursuant to clause (y) being referred to as a "Disclosure,"); provided that, if any Disclosure is delivered to Buyer within five (5) business days of the then scheduled Closing Date, notwithstanding anything to the contrary stated in Article 8.1, the Closing Date and the Termination Date shall be extended for a period of five(5) business days after the date of such delivery. To the extent that a Disclosure relates to a matter that occurred or existed at or prior to the date of this Agreement, no such Disclosure shall be deemed to correct or to cure any breach of such representation or warranty for purposes of Article 6 or 8 unless such incorrectness or breach is not material, and Buyer shall be entitled to terminate this Agreement pursuant to Article 8.1(ii), but Buyer shall only be entitled to the remedy set forth in Article 8.2(a). To the extent that a Disclosure relates to a matter which occurs after the date of this Agreement, Buyer shall be entitled to terminate this Agreement pursuant to Section 8.1
(ii), but Buyer shall not be entitled to exercise any of its other rights and remedies thereunder. If the Closing occurs, any such Disclosure will be effective to cure and correct for all

PRAXAIR BUSINESS CONFIDENTIAL


purposes any incorrectness or breach of any representation or warranty (whether or not material) which would have existed by reason of Seller's not having made such Disclosure.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants as of the date hereof as follows:

         5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and (ii) consummate the transactions contemplated hereby.

         5.2 Authorization. The execution and delivery of this Agreement and all of the agreements, instruments and documents being or to be executed and delivered by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part Seller. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors, rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5.3 No Breach. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby, will not:

PRAXAIR BUSINESS CONFIDENTIAL


         (i) conflict with, result in a violation of, or constitute a default under the Articles of Incorporation or Bylaws of Seller, as amended to date;

         (ii) constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the material properties of Seller pursuant to any material mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other material instrument to which Seller is a party or by which any of such properties is bound; or

         (iii) result in a violation of, or conflict with, any law, ordinance, rule or regulation or any order, writ, judgment, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction applicable to Seller or any material properties of Seller.

         5.4 Consents. Except as otherwise set forth in Schedule XI attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental agencies, authorities and instrumentalities of competent jurisdiction) by Seller, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Seller or (ii) to authorize or permit the consummation by Seller of the transactions contemplated hereby or thereby.

PRAXAIR BUSINESS CONFIDENTIAL



ARTICLE 6 - BUYER'S CONDITIONS TO CLOSING

         The obligations of Buyer to consummate the transactions contemplated hereby, are, unless waived by Buyer, subject to the fulfillment, at or before the Closing, of each of the following conditions:

         (i) No statute or law, no rule or regulation of a governmental agency, authority or instrumentality of competent jurisdiction and no injunction or restraining order of a court of competent jurisdiction will be in effect which prohibits, restricts or enjoins, and no suit, action or proceeding will be pending or threatened in writing which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect, the consummation of the transactions contemplated hereby.

         (ii) Except for such changes as may occur in the ordinary course of business or as may be permitted or required pursuant to the terms hereof, the representations and warranties of Seller and Company set forth in Articles 2 and 5 hereof will be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that the foregoing provision shall not apply to any representation or warranty if Buyer, any director or officer of Buyer or any Buyer employee, representative or agent responsible for due diligence, negotiation or closing of the transactions contemplated hereby was aware at any time on or prior to the date hereof that such representation or warranty was not true or correct on the date hereof.

PRAXAIR BUSINESS CONFIDENTIAL


         (iii) Seller will have, in all material respects, performed and complied with all covenants and agreements required to be performed or complied with by Seller under this Agreement prior to or concurrently with the Closing.

         (iv) Buyer will have received all certificates and other documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Buyer at or before the Closing pursuant to this Agreement duly executed by all necessary persons (other than Buyer).

         (v)     Buyer will have received the stock certificates described in
Article 1.4(b)(iii) hereof.

         (vi) Buyer will have received the resignation of directors described in Article 1.4(b)(iv) hereof.

         (vii) Company will be relieved of liabilities related to monies borrowed from third parties or the Seller as set forth in Article 4.4 hereof.

ARTICLE 7 - SELLER'S CONDITIONS TO CLOSING

         The obligations of Seller to consummate the transactions contemplated hereby, are, unless waived by Seller, subject to the fulfillment, at or before the Closing, of each of the following conditions:

         (i) No statute or law, no rule or regulation of a governmental agency, authority or instrumentality of competent jurisdiction and no injunction or restraining order of a court of competent jurisdiction will be in effect which prohibits, restricts or enjoins, and no suit, action or proceeding will be pending or threatened in writing which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or

PRAXAIR BUSINESS CONFIDENTIAL


otherwise materially adversely affect, the consummation of the transactions contemplated hereby.

         (ii) Except for such changes as may be permitted or required pursuant to the terms hereof, the representations and warranties of Buyer set forth in Article 3 hereof will be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (iii) Buyer will have, in all material respects, performed and complied with all covenants and agreements required to be performed or complied with by Buyer under this Agreement prior to or concurrently with the Closing.

         (iv) Seller will have received all certificates and other documents, in form and substance reasonably satisfactory to Seller, required to be delivered to Seller at or before the Closing pursuant to this Agreement duly executed by all necessary persons (other than Seller).

         (v) Seller will have received payment of the Purchase Price in accordance with this Agreement.

ARTICLE 8 - TERMINATION; SURVIVAL OF AGREEMENT

         8.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated:

         (i) at the Closing or at any time prior thereto, by mutual written agreement of Seller and Buyer;

PRAXAIR BUSINESS CONFIDENTIAL



         (ii) at the Closing, by Buyer, if any of the conditions set forth in Article 6 hereof shall not have been fulfilled and shall not have been waived by Buyer at or prior to the Closing; provided that, at the Closing, Buyer shall identify to Seller all such deficiencies and shall withhold any Buyer's termination upon Seller's request at Closing for an opportunity to cure such deficiencies. In such event, a new Closing Date shall be established on the earlier of, (i) thirty (30) days after the date Seller receives Buyer's notice of deficiency, (ii) the Termination Date and (iii) the first business day after the date that cure or waiver of all such deficiencies has been effected.

         (iii) at the Closing, by Seller, if any of the conditions set forth in Article 7 hereof shall not have been fulfilled and shall not have been waived by Seller at or prior to the Closing; provided that, at the Closing, Seller shall identify to Buyer all such deficiencies and shall withhold any Seller's termination upon Buyer's request at Closing for an opportunity to cure such deficiencies. In such event, a new Closing Date shall be established on the earlier of; (i) thirty (30) days after the date Buyer receives Seller's notice of deficiency, (ii) the Termination Date and (iii) the first business day after the date that cure or waiver of all such deficiencies has been effected.

         (iv) at any time after February 28, 1997 (the "Termination Date") and prior to the Closing, by Buyer, if (A) the Closing will not have been consummated on or before the Termination Date and (B) the failure to consummate the Closing on or before the Termination Date did not result from the failure by Buyer to perform or comply with any covenant or agreement contained in this Agreement required to be performed or complied with by Buyer prior to the Closing; or

PRAXAIR BUSINESS CONFIDENTIAL


                 (v) at any time after the Termination Date and prior to the Closing, by Seller if (A) the Closing will not have been consummated on or before the Termination Date and (B) the failure to consummate the Closing on or before the Termination Date did not result from the failure by Seller or Company to perform or comply with any covenant or agreement contained in this Agreement required to be performed or complied with by Seller or Company prior to the Closing.

         8.2     Survival of Agreement

                 (a) If this Agreement is terminated pursuant to Article 8.1(i) hereof, this Agreement, except for the provisions of Articles 4.1(b), 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 hereof, shall become null and void and have no further force or effect and neither the Parties nor any of their respective shareholders, directors, officers, employees, agents, representatives, consultants, subsidiaries or affiliates shall have any liability with respect to such termination.

                 (b) If this Agreement is terminated pursuant to Article 8.1(ii) or 8.1(iv) hereof, this Agreement, except for the provisions of Articles 4.1(b), 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 hereof, shall become null and void and have no further force or effect and neither Buyer nor any of its shareholders, directors, officers, employees, agents, representatives, consultants, subsidiaries or affiliates shall have any liability with respect to such termination.

                 (c) If this Agreement is terminated pursuant to Articles 8.1(iii) or 8.1(v) hereof, the Agreement, except for the provisions of Articles 4.1(b), 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 hereof, shall become null and void and have no





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further force or effect and neither Seller, Company nor any of their respective shareholders, directors, officers, employees, agents, representatives, consultants, subsidiaries or affiliates shall have any liability with respect to such termination.

ARTICLE 9 - TAX MATTERS; POST-CLOSING COVENANTS

         9.1     Transactional Taxes and Costs.

                 (a) Buyer and Company will be responsible for all transfer, conveyance, excise, stamp, documentary and other governmental taxes, duties, charges, fees, imposts and assessments (other than taxes, duties, charges, fees, imposts, and assessments on or measured by the net income of Seller, Seller's subsidiaries or Company) and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the transfer, assignment, conveyance or delivery of the Capital Stock or the consummation of the transactions contemplated hereby (the "Transactional Taxes"). The foregoing notwithstanding, in the event that Seller, Seller's subsidiaries or Company will be required to pay any Transactional Taxes for which Buyer or Company is responsible, Buyer and Company will promptly reimburse Seller and hold Seller and Seller's subsidiaries harmless from any Transactional Taxes paid or payable by Seller, Seller's subsidiaries or Company prior to Closing.

                 (b) Buyer and Company will be responsible for all filing fees, notarial fees and other similar fees and costs incurred with respect to this Agreement or the transactions contemplated hereby (the "Transactional Costs"). Buyer shall promptly pay and discharge, or cause Company to pay and discharge, all of the Transactional Costs





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PRAXAIR BUSINESS CONFIDENTIAL


for which they are responsible as provided in the preceding sentence. In the event that Seller, Seller's subsidiaries or Company will be required to pay any of the Transactional Costs, Buyer and Company will promptly reimburse Seller and hold Seller and Seller's subsidiaries harmless from any Transactional Costs paid or payable by Seller, Seller's subsidiaries or Company prior to Closing.

         9.2     Records Retained by Seller.

                 (a) Except as otherwise provided in this Article 9.2 or in any other agreement to which Company and Seller or any of its affiliates (other than Company) are parties which agreements are in each case shown on
Schedule III, Seller will deliver or cause to be delivered to Company within sixty (60) days after the Closing Date, all books, records and files which pertain (i) to the Business as conducted by Company, (ii) to the Company, or
(iii) to any of the properties owned, leased or used by Company, to the extent such books and records relate solely to the Business and do not contain any information pertaining to Seller or Seller's affiliates (other than Company) and which are possessed by Seller, or their respective subsidiaries or their respective directors, officers, employees, agents, representatives or nominees (the "Business Records").

                 (b) All Business Records which are (i) required by Seller or its affiliates (other than Company) or their respective directors, officers, employees, agents, representatives or nominees in connection with any pending or threatened claim, suit, action, proceeding or investigation or termination or (ii) subject to any "Hold Order" may be retained by Seller or such subsidiary, director, officer, employee, agent,





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PRAXAIR BUSINESS CONFIDENTIAL



representative or nominee until the final termination of such claim, suit, action, proceeding or investigation or termination of such "Hold Order" as the case may be. Prior to such termination, copies of such Business Records will be delivered to Company. After such final termination, such Business Records will be delivered to Company.

                 (c) Nothing contained herein will obligate or require Seller to deliver or cause to be delivered to Company any Business Records which pertain to the transactions contemplated hereby, and the photocopies of Business Records contained in the data room for the transactions contemplated hereby.

                 (d) All Business Records which contain information relating to Seller or any of its affiliates (other than Company) may be retained by Seller or affiliate and copies of such Business Records (from which such information may be deleted) will be delivered to Company.

         9.3 Access by Seller. At any time and from time to time after the Closing Date, upon reasonable request by Seller, Buyer will cause Company to
(i) provide full access, during normal business hours, to Seller and its affiliates and the officers, employees, other representatives and counsel of Seller and its affiliates to the facilities, books, records, files, paper, data and information relating to Company and any of its subsidiaries or any of the properties owned, leased or used by Company or any of its subsidiaries and (ii) make Company's employees available to Seller and its affiliates and the officers, employees, other representatives and counsel of Seller and its affiliates, in each case to the extent reasonably necessary and within a reasonable time





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PRAXAIR BUSINESS CONFIDENTIAL



period in connection with any tax, pension or employee benefit matter pertaining to Seller or any of its affiliates or any Taxes for which Seller is responsible under this Agreement, at no charge to Seller or such affiliates, officers, employees, other representatives or counsel; provided, however, that Seller will reimburse Company for travel, lodging, meal and other expenses directly and reasonably incurred by such employees in connection with such request; and provided that such time spent for Seller shall not unreasonably interfere with a Company's employee's job performance.

         9.4 Preservation of Records. After the Closing, Buyer will cause Company to preserve all books, records, files, papers, data and information which is possessed by Company or its subsidiaries and which relates to Company or its subsidiaries for (i) a period of seven (7) years after the Closing and
(ii) for such longer period as may be required (A) by an agreement, law, ordinance, rule, regulation or any order, writ, judgment, stipulation, edict, award or decree known to Company or any of its subsidiaries and affiliates or
(B) in connection with any pending or threatened claim, suit, action, proceeding or investigation (including, without limitation, tax examinations and audits) known to Company or any of its subsidiaries and affiliates. If, upon the expiration of such period, Company desires to destroy any of such books, records, files, papers, data or information, Buyer will cause Company to give written notice to that effect to Seller not more than one hundred eighty
(180) and not less than ninety (90) days prior to such destruction. Seller will have the right, at its cost and expense, to take possession of such books, records, files, papers, data or information, provided that Seller gives written notice to that effect to Company within ninety (90) days after





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PRAXAIR BUSINESS CONFIDENTIAL



such notice of destruction will have been given and takes such possession within one hundred eighty (180) days after such notice of destruction. Buyer will cause Company to cooperate with Seller in connection with taking such possession.

         9.5     Assumption of Certain Tax Liabilities: Indemnification by
Seller.

                 (a) Except as otherwise provided in Article 9.1 hereof, upon, from and after the Closing, Seller shall, without any further responsibility or liability of or recourse to Company or any of its respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume and become solely liable and responsible for:

                          (i)     All United States federal income taxes of
Company, or for which Company would otherwise be responsible, for periods which end on or before the Closing;

                          (ii)    all United States state and local income or
franchise taxes of Company, or for which Company would otherwise be responsible, (other than United States state and local income and franchise taxes with respect to which Company did not or do not file combined, unitary or consolidated tax returns with Seller or any of its subsidiaries) for periods which end on or before the Closing; and

                          (iii)   all interest, additions to tax and penalties
with respect to taxes described in clauses (i) and (ii) of this Article 9.5(a); regardless of when they arose or arise or whether the facts on which they are based occurred prior or subsequent to the Closing, and regardless of where or against when they are asserted or determined or whether they are asserted or determined prior or subsequent to the





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PRAXAIR BUSINESS CONFIDENTIAL



Closing, and regardless of whether they are reflected in any Schedule attached hereto, and regardless of whether they are known or unknown, fixed or contingent, asserted or unasserted; provided, however, that (x) in the case of clauses (i) and (ii) of this Article 9.5(a), amounts payable to taxing authorities with respect to periods beginning after the Closing Date shall not be considered a "tax" or "taxes" for periods ending on or prior to the Closing Date even if such amounts were taken into account in the calculation of "deferred income taxes" reflected on the Unaudited Financial Statements for a period ending on or prior to the Closing Date, and (y) in the case of clause
(iii) of this Article 9.5(a), a "tax" or "taxes" shall not include timing differences taken into account in the calculation of deferred income taxes reflected on any financial statements of Company as at any date or for any period (the "Assumed Tax Liabilities"). The Assumed Tax Liabilities shall include, without limitation, (a) any liability of Company by reason of its being severally liable (pursuant to Treasury Regulations section 1.1502-6 or 1.1502-78 or any analogous state or local statutory or regulatory provision), in whole or in part, for any tax of any affiliated group (as defined in Section 1504(a) of the Code or any analogous state or local statutory provision) of which Company may be or have been an includible corporation (as defined in Sections 1504(b) and (c) of the Code or such analogous state or local statutory provision) for any period through and including the end of the taxable year of such an affiliated group that includes the Closing Date, and (b) any tax liability that arises because Company ceases on the day of the Closing to be a member of such an affiliated group.





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PRAXAIR BUSINESS CONFIDENTIAL



                 (b)      Except as provided in the last two sentences of this
Article 9.5(b), (i) Seller shall have the sole and exclusive right to receive, retain and use all refunds, credits, losses, deductions and other tax items associated with or related to the Assumed Tax Liabilities, regardless of when or by whom they are received, regardless of when or in favor of whom they arise or arose, regardless of whether the facts on which they are based occurred prior or subsequent to the Closing, regardless of whether they are attributable to carrybacks or otherwise, and regardless of whether they are determined prior or subsequent to the Closing and (ii) if Buyer, Company or any of their subsidiaries or affiliates receive any such refund, Buyer shall pay an amount equal to the amount of such refund (together with all interest earned thereon) to Seller promptly after receipt. After the Closing, Buyer shall not, and shall not permit Company or any of their respective subsidiaries or affiliates to, without the prior written consent of Seller, claim, use or apply any carryback from periods beginning on or after the Closing to periods ending on or before the Closing if such claim, use or application would, in Seller's sole judgment, affect the Assumed Tax Liabilities or Seller's tax liabilities. If Seller gives Buyer prior written consent to claim, use or apply any carryback from periods beginning on or after the Closing to periods ending on or before the Closing, Seller shall have sole control over such claim, use or application (the "Carryback Refund Claim"). Upon Seller's receipt of any cash amount (or any credit for overpaid taxes in lieu of a cash refund which is directly applied against a Seller tax liability) resulting from a Carryback Refund Claim, if any, Seller shall pay to Buyer (as a





                                       52
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PRAXAIR BUSINESS CONFIDENTIAL



reduction of purchase price) such cash amount (or of the amount of such credit) together with any interest received by Seller thereon.

                 (c) Seller shall prepare and file, or cause to be prepared and filed, all consolidated, combined or unitary Tax Returns that are required to be filed after the date hereof with respect to the Assumed Tax Liabilities. Seller shall include in such Tax Returns the income, activities, operations and transactions of Company for all taxable periods ending on or before the Closing, including, without limitation, any pension contributions made after the Closing in respect of periods ending on or before the Closing. In connection therewith, Seller shall file a consolidated federal income tax return and include and reflect thereon the income, activities, operations and transactions of Seller and Seller's subsidiaries for all taxable periods ending on or before the Closing.

                 (d) All Tax Returns of the Company filed after the date hereof and on or prior to the Closing Date shall, in each case, be prepared and filed in a manner consistent (including elections and accounting methods and conventions) with the Tax Returns most recently filed in the relevant jurisdiction prior to the date hereof, in a manner consistent with the UnAudited Financial Statements, except as otherwise required by law. All such Tax Returns (other than sales, payroll, property and similar tax returns) shall be subject to the prior review of Buyer and shall be submitted by Seller to Buyer for such review at least twenty (20) days prior to the filing date. Seller shall cause Company to take into account all reasonable comments made by Buyer with respect to such Tax Returns and shall not, without the consent of Buyer, report any





                                       53
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PRAXAIR BUSINESS CONFIDENTIAL



item in a manner different from the manner in which such item is reflected in the proposed Tax Returns provided to Buyer for its review pursuant to the preceding sentence.

                 (e) Except as otherwise provided in Articles 9.5(a) or 11 hereof, Seller shall not, in connection with the transactions contemplated hereby, assume or become responsible or liable for any liabilities, obligations, losses, costs, expenses, fines, taxes, levies, imposts, duties, deficiencies, assessments or charges asserted against or incurred or sustained by Company.

                 (f) After the Closing, Seller and Buyer shall cooperate, and shall cause their respective subsidiaries to cooperate, with each other in connection with the filing of any Tax Return which is required to be filed by Seller, Company or their respective subsidiaries and which covers a period that ends prior to or on the Closing Date or that includes the Closing Date; provided, however, that the responsibility for any Taxes shall be borne as provided in Article 9.1 hereof or this Article 9.5 and, provided further, that information used or delivered in connection with the filing of any such Tax Return shall be treated by the Parties as confidential Information (as defined in Article 12.2(a) hereof).

                 (g) Any and all tax sharing agreements between or among Company and Seller or any of its subsidiaries shall be terminated as of the Closing and, from and after the Closing Date, neither Company nor any of its subsidiaries nor Seller or any of its subsidiaries shall have any further rights or liabilities thereunder.





                                       54
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PRAXAIR BUSINESS CONFIDENTIAL



                 (h) At the Closing, Seller shall provide to Buyer an affidavit of an officer of Seller, sworn to under penalties of perjury, setting forth (in the form set forth in section 1.1 4452(b) of the Treasury Regulations promulgated under the Code) Seller's name, address and federal tax identification number and stating that Seller is not a 'foreign person" within the meaning of section 1445 of the Code.

                 (i) No Tax Return (other than a sales, payroll, property or similar tax return) which relates to the period prior to the Closing Date shall be filed unless Seller has previously approved such Tax Return. Seller shall not unreasonably withhold any such approval. All Tax Returns (other than sales, payroll, property and similar tax returns) shall be submitted to Seller for Seller's review and approval at least twenty (20) days prior to the filing date of each such Tax Return.

         9.6     Tax Elections.

                 (a)      If Buyer desires to have an election made under
Section 338(h)(10) of the Code with respect to the purchase of the Company, Seller shall make the joint election on IRS Form 8023A upon request of Buyer. Buyer shall be responsible for the preparation and filing such election. The allocation of purchase price among the assets of Company shall be made in accordance with Sections 338 and 1060 of the Code and any comparable provisions of state, local or foreign law, as appropriate, and shall be subject to Seller's approval, prior to filing. Seller shall be responsible for, and shall pay any income, franchise or similar taxes arising as a result of, any Section 338(h)(10) election or any comparable or resulting election under state law filed by Seller, or by Buyer with the consent of Seller.





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PRAXAIR BUSINESS CONFIDENTIAL



                 (b) Seller may elect to structure the conveyance, transfer and /or assignment of all or an applicable portion of the Company's assets as one or more deferred like kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, provided that Seller gives notice of such election to Buyer at least five (5) days prior to the Closing. Seller shall enter into one or more exchange agreements with one or more third party intermediaries to effect such a deferred like kind exchange or otherwise complete said exchanges in such a manner so as to avoid any involvement in such exchanges by Buyer, Seller shall have the right to assign this Agreement to a third party intermediary to effect such exchanges, and Buyer shall have no right to object to such assignment, provided that Seller shall not be released from its obligations and liabilities hereunder.

         9.7 Solicitation of Employees. For a period of three(3) years from the Closing Date, neither Seller nor its affiliates will solicit or encourage any Employee(as defined in Article 10.1 herein) of the Company to leave the employ of the Company; provided that such prohibited solicitation or encouragement shall not include the solicitation of applications for vacant positions through advertisements in periodicals, newspapers or other media.

         9.8 Non-Competition. For a period of two(2) years from the Closing Date, neither Seller nor its affiliates will, directly or indirectly, manage, operate, control or otherwise carry on a business which conducts the Business in Texas, Washington, North Carolina and the states bordering the foregoing states. The foregoing shall not be held invalid or unenforceable because of (i) the scope of the territory set forth





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PRAXAIR BUSINESS CONFIDENTIAL



therein, (ii) the actions restricted thereby or (iii) the period of time within which such agreement is operative, but shall be enforceable with respect to such territory, actions and time period as may be defined by a court of competent jurisdiction.

ARTICLE 10 - EMPLOYEES AND BENEFITS

         10.1 Maintenance of Benefits. At the Closing, those employees wholly involved in the Business ("Employees") shall continue to be employed by Buyer or Company at the same or greater wage rates or salaries, and as those enjoyed by Employees immediately prior to the Closing. Schedule X hereto lists the benefit plans and compensation policies maintained by Company ("Benefits"). Buyer or Company shall assume sponsorship of all Benefits as of the Closing Date, and shall maintain such Benefits for Employees, or provide comparable benefit plans and compensation policies, for at least one year from and after the Closing Date. Buyer or Company shall accept and credit to all such Employees, for all purposes under all Benefits, all previous service recognized by those benefit and compensation plans in which the Employees participated prior to the Closing Date, and shall credit and assume responsibility for all current year, vested, or carried forward vacation accrued by each Employee but not taken as of the Closing Date.

         10.2 Termination of Employees. In the event that any Employee is involuntarily terminated by Buyer or Company (other than for cause) within one
(1) year after the Closing Date, in lieu of any layoff allowance, Buyer or Company shall provide





                                       57

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PRAXAIR BUSINESS CONFIDENTIAL



such Employee with one week of pay for each year(pro-rated) of credited service with Buyer or Company, including service with Seller and CBI Industries, Inc.

Article II - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         11.1 Survival of Representations and Covenants of Buyer and Company. The representations and warranties set forth in Article 3 hereof will survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, for a period of eighteen (18) months following the Closing Date. Except as otherwise provided in the next sentence, the covenants and agreements of Buyer and Company set forth in this Agreement will survive such execution, delivery, performance and consummation for a period of eighteen (18) months following the Closing Date. Each covenant and agreement of Buyer and Company set forth in this Agreement which, by its terms, is not required to be fully performed or complied with prior to the Closing will survive such execution, delivery, performance and consummation for a period of eighteen (18) months following the date by which such covenant or agreement is so required to be fully performed or complied with. No suit, action or proceeding may be commenced by Seller with respect to any claim arising out of or relating to such warranties, representations, covenants or agreements after the expiration of the period for which such representations, warranties, covenants and agreements will survive pursuant to this Article 11.1 (the "Applicable Buyer Survival Period"); provided, however, that subject to Articles 11 and 21 hereof, Seller will have the right to commence a suit, action or proceeding after the expiration of the Applicable Buyer Survival Period with respect to claims arising out of or relating to such





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representations, warranties, covenants or agreements which will have been asserted by Seller under Article 11.5 hereof before the expiration of the Applicable Buyer Survival Period.

         11.2 Survival of Representations and Covenants of Seller. The representations and warranties of Seller set forth in Articles 2 and 5 hereof will survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, for a period of eighteen
(18) months following the Closing Date, except in the case of Seller's representations and warranties set forth in Article 2.9 as to which the period will be three years following the Closing Date. Except as otherwise provided in the next sentence, the covenants and agreements of Seller set forth in this Agreement will survive such execution, delivery, performance and consummation for a period of eighteen (18) months following the Closing Date. Each covenant and agreement of Seller set forth in this Agreement which, by its terms, is not required to be fully performed or complied with prior to the Closing will survive such execution, delivery, performance and consummation for a period of eighteen (18) months following the date by which such covenant or agreement is so required to be fully performed or complied with. No suit, action or proceeding may be commenced by Buyer with respect to any claim arising out of or relating to such warranties, representations, covenants or agreements after the expiration of the period for which such representations, warranties, covenants and agreements will survive pursuant to this Article 11.2 (the "Applicable Seller Survival Period"); provided, however, that, subject to Articles 11 and Article 21 hereof, Buyer will have the right to commence a





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suit, action or proceeding after the expiration of the Applicable Seller
Survival Period with respect to claims arising out of or relating to such representations, warranties, covenants and agreements which will have been asserted by Buyer under Article 11.5 hereof before the expiration of the Applicable Seller Survival Period.

         11.3    Indemnification by Buyer and Company.

                 (a) Subject to Articles 11.1 and 21 hereof, Buyer and Company will indemnify Seller, Seller's subsidiaries and their respective directors, officers, employees, affiliates, successors and assigns (to the extent that such assignment has been permitted pursuant to this Agreement) (the foregoing persons being "Seller's Indemnitees") for, and will hold, Seller's Indemnitees harmless from and against, any and all damages, claims, losses, liabilities and expenses (including, without limitation, interest, penalties and reasonable legal, accounting and other expenses) asserted against or incurred or sustained by Seller's Indemnitees arising out of:

                          (i)     any breach of any covenant or agreement
contained in this Agreement by any Buyer or the Company to the extent such breach is not attributable to any action, delay in acting or failure to act after the Closing by Seller or its subsidiaries or affiliates;

                          (ii)    any breach of any of the warranties or
representations set forth in Article 3 hereof;

                          (iii)   the failure, after the Closing Date, of
Buyer, Company or Buyer's other subsidiaries or affiliates to pay or otherwise discharge when due any contractual or other obligation relating to the assets or Business of the Company; or





                                       60
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PRAXAIR BUSINESS CONFIDENTIAL



                          (iv)    relating to, the Transactional Costs,
Transactional Taxes or Taxes for which Buyer or Company is responsible as provided in Article 9; provided that indemnification as to Transactional Costs shall be on an after-tax basis.

                 (b) From and after the Closing Date, except as expressly provided for in this Agreement, (i) Seller and Seller's subsidiaries and affiliates will have no obligations or liabilities whatsoever relating to the business, properties or assets of Company as the same may exist at or prior to the Closing Date or arise thereafter and (ii) Buyer and Company will release, indemnify and hold Seller's Indemnitees harmless from all such obligations and liabilities (including the costs of defense thereof (and reasonable attorneys' fees and expenses) that are alleged against or might otherwise be imposed on Seller or Seller's subsidiaries and affiliates. Buyer will cooperate with Seller, both before and after the Closing Date, by taking, and by causing the appropriate entity to take, all actions Seller will reasonably request to effect the termination of any such Seller and Seller's subsidiary or affiliate obligation or liability including all actions necessary to replace Seller or Seller's subsidiaries and affiliates, as applicable, as guarantors of Company's obligations.

                 (c) From and after the Closing Date, Buyer will cause Company to indemnify Seller, Seller's subsidiaries and affiliates pursuant to that indemnification agreement between Company and Seller and will not take, or cause to be taken, any actions which would impair, frustrate or interfere with Company's ability to indemnify such indemnitees to the fullest extent provided for in said indemnification agreement.





                                       61
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         11.4    Indemnification by Seller.

                 (a)      Subject to Articles 11.2, 11.3, 11.4(b), 11.4(c) and
21 hereof, Seller will indemnify Buyer, and Buyer's directors, officers, employees, affiliates, successors and assigns (to the extent that such assignment has been permitted pursuant to this Agreement) (the foregoing persons being "Buyer's Indemnitees") for, and will hold Buyer's Indemnitees harmless from and against, any and all damages, claims, losses, liabilities and expenses (including, without limitation, interest, penalties and reasonable legal, accounting and other expenses) asserted against or incurred or sustained by Buyer's Indemnitees arising out of:

                          (i)     any breach of any covenant or agreement
contained in this Agreement by Seller to the extent such breach is not attributable to any action, delay in acting or failure to act after the Closing by Buyer, Company or their respective subsidiaries or affiliates; or

                          (ii)    any breach of any of the warranties or
representations set forth in Articles 2 and 5 hereof made by Seller.

                          (iii)   any removal, and disposal, of the following
listed contaminants from, or remediation of, Company's property at 742 Marine Drive, Bellingham, Washington, or the adjacent areas known as Little Squalicum Creek and the Oeser facility, which removal or remediation is ordered, and determined to be Company's responsibility, by competent government authority before March 1, 2000; provided that such removal or remediation arises from the presence on such properties, as of the date hereof, of PCP, ethylbenzene, styrene, methylene chloride, acetone, dimethylphthalate, butylbenzlphthalate, bis(2-ethylhexyl) phthalate and arsenic only to





                                       62
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the extent that such presence was identified and quantified in the report by
ENSR entitled "Results of Groundwater Sampling and Review of Historical Reports for the Ershigs facility located at 742 Marine Drive, Bellingham, Washington" dated October 17, 1996 and addressed to Fleet Capital Corporation.

                 (b) Buyer's Indemnitees shall be entitled to indemnification under Article 11.4(a) hereof only when, and only with respect to amounts by which, the aggregate amount of all claims, damages, losses, liabilities and expenses with respect to which Buyer's Indemnitees collectively would otherwise be entitled to indemnification under Article 11.4(a) hereof exceeds 3% of the Purchase Price. In no event shall the aggregate amount of indemnification to which Buyer's Indemnitees collectively would otherwise be entitled under Article 11.4(a) hereof exceed 50% of the Purchase Price. Notwithstanding the foregoing, with respect to any indemnification to which Buyer's Indemnitees may be entitled pursuant to Article 11.4(a)(iii), Buyer's Indemnitees shall be entitled to indemnification only when, and only with respect to amounts by which, the aggregate amount of all claims, damages, losses, liabilities and expenses with respect to which Buyer's Indemnitees collectively would otherwise be entitled to indemnification under Article 11.4(a)(iii) hereof exceeds $50,000; and the aggregate amount of indemnification to which Buyer's Indemnitees collectively would otherwise be entitled under Article 11.4(a)(iii) hereof shall not exceed $200,000.

                 (c) If any event will occur or circumstance will exist which would otherwise entitle Buyer's Indemnitees to indemnification under Articles 11.4(a), (b) or (c) hereof, no loss, damage, claim, liability or expense will be deemed to have been





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asserted against or incurred or sustained by Buyer's Indemnitees to the extent of any proceeds recovered or recoverable by Buyer, Company or any of their respective subsidiaries or affiliates from any third party (including, without limitation, any insurance company) with respect thereto. Buyer agrees (i) in good faith, to diligently seek recovery, and to cause Company, Buyer and their respective subsidiaries and affiliates to diligently seek to recover, at its and their cost and expense, from all third parties (including, without limitation, all insurance companies) for all losses, claims, damages, liabilities and expenses with respect to which Buyer's Indemnitees make or may make a claim for indemnification hereunder and (ii) to keep Seller fully and promptly informed of all material matters related thereto. No insurance recovery by Company will reduce the limits on indemnification specified in
Article 11.4(b); provided, that in no way will the foregoing be construed to apply to any payment by Seller under this Article 11.4, including payments by Seller using the proceeds from an insurance policy held by it or its affiliates.

         11.5    Indemnification Procedure.

                 (a) Upon obtaining knowledge thereof, a Person who may be entitled to indemnification hereunder (the "Indemnitee") will promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice (a "Notice of Claim") of any Loss (as defined in Article 11.5(b) hereof) which the Indemnitee has reasonably determined has given or could give rise to a claim for indemnification hereunder. A Notice of Claim will specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor will make payment to Indemnitee with





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respect to a Loss described in a Notice of Claim and indemnified under Articles
11.3 or 11.4 hereof within thirty (30) days after the Indemnitor will have received such Notice of Claim; provided, however, such obligation to make payment will be suspended (i) so long as the Indemnitor is in good faith performing its obligations under Article 11.5(c) hereof with respect to such Loss and (ii), in the case of a Notice of Claim given by Buyer's Indemnitees, until Buyer's Indemnitees will have fully performed their respective obligations under Article 11.4(c) hereof with respect to a Loss for which Buyer's Indemnitees may be entitled to recovery from a third party (including, without limitation, any insurance company).

                 (b) As used in this Article 11.5, the term "Loss" will mean a damage, claim, suit, notice, loss, liability, expense, cost, tax, penalty or interest described in Articles 11.3 and 11.4, or a fee, commission, compensation or payment described in Article 14.1 hereof, as the case may be; provided, however, "Loss" shall not include any exemplary, punitive, special, incidental or consequential damages.

                 (c) Subject to Articles 11.5(d) and 11.5(e) hereof, the Indemnitor, as to any action or law or suit in equity by or against a third Person, will have the sole and exclusive right and obligation in good faith and at its own cost and expense, to cure, remediate, mitigate, remedy or otherwise handle any event or circumstance which gives rise to a Loss involving events and circumstances which can be cured, remediated, mitigated or remedied through the expenditure of money and events and circumstances which give rise to a Loss which can be measured in terms of money, regardless of whether such Loss arises out of a breach of or default under any representation,





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warranty, covenant or agreement contained in this Agreement or otherwise. Such right and obligation will include, without limitation, (i) the right to investigate any such event or circumstance, (ii) the sole and exclusive right and obligation to cure, mitigate, remediate, remedy and otherwise handle any such event or circumstance on such terms and conditions and by such means as the Indemnitor may determine, in its sole discretion, and (iii) the sole and exclusive right to defend, contest or otherwise oppose any third party claim, demand, suit, action or proceeding related to such event or circumstance with legal counsel selected by it. The Indemnitor will promptly inform the Indemnitee of all material developments related to any such event or circumstance. Notwithstanding anything contained herein (other than Articles 11.5(d) and 11.5(e), hereof) to the contrary, the Indemnitee will have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and will have the right, but not the obligation, to assert any and all cross-claims or counter claims which it may have. So long as the Indemnitor is in good faith performing its obligations under this Article 11.5(c), the Indemnitee will, and will cause its subsidiaries and affiliates to, (i) at all times, at its and their own cost and expense, cooperate in all reasonable ways with, make its and their relevant files and records available for inspection and copying by, make its and their employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to





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perform its obligations under this Article 11.5(c), the Indemnitee will have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder with respect to the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor will also indemnify the Indemnitee for all of the attorney, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith. If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor will give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee at a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee will have the right (i) to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon (A) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (B) the Indemnitor will be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had with respect to such a settlement or compromise; provided, however, that the Indemnitor will not be so released if the reason for the Indemnitee's so objecting is that, in the reasonable opinion of the Indemnitee, such settlement or compromise would have a materially adverse effect upon the Indemnitee or on the





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conduct of the Business as then presently conducted by Company, or (ii) to assume, at any time by giving written notice to that effect to the Indemnitor, the cure, mitigation, remediation, remedy or other handling of such event or circumstance and the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account whereupon the Indemnitor will be released from any and all liability with respect to such event or circumstance and such third party action, demand, claim, suit or proceeding.

                 (d) Each Party will take, and will cause its subsidiaries and affiliates to take, all actions which may be necessary to enable the Indemnitor to exercise its rights and perform its obligations under Article 11.5(c) hereof.

                 (e) Notwithstanding anything contained herein to the contrary, each Party will use, and will cause its subsidiaries and affiliates to use, all reasonable efforts to mitigate any and all Losses for which it may be entitled to indemnification hereunder.

ARTICLE 12 - PUBLICITY; CONFIDENTIALITY

         12.1 Publicity. No Party will or will permit its affiliates or subsidiaries to issue any publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form, mode and content of such publicity, release or announcement by the other Party hereto; provided, however, that no such approval will be required when such publicity, release or announcement is required by (i) any applicable law, ordinance, rule or regulation, (ii) any applicable rules or regulations of a national or foreign stock exchange or the Automated Quotation System maintained by





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the National Association of Securities Dealers, Inc. or (iii) any order, writ, judgment, award, edict or decree of any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction and, provided further, that, prior to issuing any publicity, release or announcement without such prior written approval, the Party issuing, or whose affiliate or subsidiary is issuing, such publicity, release or announcement will have given reasonable prior notice to the other Party of such intended issuance, will have used reasonable efforts to accommodate the comments of the other Party as to the contents of such publicity, release or announcement and, if requested by the other Party, will have used reasonable efforts at its own cost and expense to obtain a protective order or similar protection for the benefit of such requesting Party.

         12.2    Confidentially.

                 (a) All data, reports, records and other information of any kind received by a Party or the affiliates, subsidiaries, shareholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of a Party (such Party being hereinafter referred to as the "Receiving Party") from the other Party or the affiliates, subsidiaries, shareholders, partners, directors, officers, employees, agents, representatives, consultants or lenders of the other Party (such other Party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby, will be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party will not use (and will not permit its affiliates, subsidiaries, shareholders, directors,





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officers, partners, employees, agents, representatives, consultants or lenders to use) Confidential Information for its own (or their own) benefit and will use all reasonable efforts (and will use all reasonable efforts to cause its affiliates, subsidiaries, shareholders, partners, directors, officers, employees, agents, representatives, consultants and lenders) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its affiliates, subsidiaries, shareholders, directors, officers, partners, employees, agents, representatives, consultants or lenders is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental agency, authority or instrumentality of competent jurisdiction, the Receiving Party will, prior to such disclosure, immediately notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party will have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it will determine.

                 (b) The restrictions set forth in Article 12.2(a) hereof will not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the Parties (or their respective subsidiaries and affiliates), (ii) necessary by a Party (or its subsidiaries or affiliates) in connection with exercising its (or their) rights or performing its (or their) duties or obligations under this Agreement or any other agreements, instruments and documents contemplated hereby or thereby or the other agreements described in clause (i) of this Article 12.2(b), (iii) contemplated by the last two (2)





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sentences of Article 12.2(a) hereof or (iv) that the Receiving Party can demonstrate Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a nonconfidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality or (C) was already possessed at the time of receipt as shown by prior dated written records. The restrictions set forth in Article 12.2(a) hereof will not apply to the use or disclosure after Closing of Buyer or any of its subsidiaries or affiliates of Confidential Information which consists of data, reports, records and information relating to the Business or the ownership, leasing or use of the properties owned, leased or used by Company or any of its subsidiaries or affiliates and which is used or disclosed in connection with the conduct of the Business.

                 (c) For the purposes of this Article 12.2, (i) information which is specific will not be deemed to be within an exception set forth in Article 12.2(b) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information will not be deemed to be within an exception set forth in Article 12.2(b) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

         12.3 Survival. This Article 12 will survive the termination of this Agreement for any reason and the consummation of the transactions contemplated hereby.





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ARTICLE 13 - NOTICES

         All notices required or permitted to be given pursuant to this Agreement will be given in writing in the English language, will be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or other electronic means and will be addressed as follows:

         When Buyer or, after the Closing Date, the Company is the intended recipient:

                                  Denali Holdings, Inc.
                                  1360 Post Oak Blvd, Suite 2470
                                  Houston, TX 77056

         When Seller or Seller's subsidiary is the intended recipient:

                                  Praxair, Inc.
                                  39 Old Ridgebury Road
                                  Danbury, CT 06810-5113
                                  ATTN:    R.F.X. Fusaro

         A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement will thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described in this Article 13 will be deemed to have been given, received and become effective for all purposes at the time it will have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telecopier or other electronic means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery will have been refused for any reason.





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ARTICLE 14 - BROKERAGE FEES; CERTAIN EXPENSES

         14.1 Brokerage Fees. Each Party agrees to indemnify the other Party for, and to hold the other Party harmless from, any claim or liability for any fee, commission, compensation or other payment by any broker, finder or similar agent who claims to have been, or who was in fact, engaged by, or on behalf of, it in connection with the transactions contemplated hereby. Any such indemnification will be pursued and paid in accordance with the procedures set forth in Article 11.5 hereof.

         14.2 Certain Expenses. Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated hereby are consummated, each Party agrees to pay all expenses, fees and costs (including, without limitation, legal, accounting and consulting expenses) incurred by it in connection with such transactions.

ARTICLE 15 - GOVERNING LAW; FORUM

         The validity, interpretation, performance and enforcement of this Agreement will be governed by the law of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflicts of laws). Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement will be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York with respect to any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by





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applicable laws and rules. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. Each Party waives trial by jury in any such proceeding.

ARTICLE 16 - BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES

         This Agreement will be binding upon the Parties and their respective successors and assigns and will inure to the benefit of the Parties and their respective successors and permitted assigns. No Party will assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Party. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party will be void. No Person will be, or be deemed to be, a third party beneficiary of this Agreement.

ARTICLE 17 - ENTIRE AGREEMENT

         This Agreement and the Schedules and Exhibits attached hereto constitute the entire contract among the Parties with respect to the subject matter hereof and cancel and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written), by or between the Parties with respect to the subject matter hereof. Except as otherwise provided herein, all of the Schedules attached hereto will be deemed to be dated the date hereof. Except for the representations and warranties expressly set forth in this Agreement, Buyer disclaims





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reliance upon (i) any representations, warranties or guarantees (whether express or implied and whether oral or written) by Seiler, Company or any of their respective affiliates, officers, employees, agents or representatives (including, without limitation, any projections of future sales, revenues, expenses or earnings and any statements regarding the prospects of the Business) or (ii) any other information with respect to the Business or Company provided by or on behalf of them. Buyer represents and warrants that it has relied on its own projections in connection with the transactions contemplated hereby. Each Party agrees that the other Party has the right to rely upon the representations, warranties, covenants and agreements of such party contained in this Agreement. Except as otherwise provided in Articles 4.6, 19 and 20 hereof, nothing contained in any document or instrument of conveyance, transfer, assignment or delivery executed or delivered at the Closing pursuant to this Agreement will amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein. Nothing contained in this Agreement or in any of the Schedules or Exhibits attached hereto will constitute or be interpreted or construed as an admission by any Party or any of its subsidiaries or affiliates of liability to third parties, whether under any foreign, federal, state or local laws, rules, regulations or ordinances or otherwise, or as an admission that any Party or any of its subsidiaries or affiliates are in violation of or have ever violated any such laws, rules, regulations or ordinances.





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ARTICLE 18 - FURTHER ASSURANCES

         At any time and from time to time after the Closing, the Parties will execute, deliver and acknowledge such other documents and take such further actions as may be reasonably required in order to consummate the transactions contemplated hereby.

ARTICLE 19 - AMENDMENTS

         Except as provided in Articles 4.6 and 23 hereof, no addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement will be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party.

ARTICLE 20 - WAIVERS

         No waiver of any provision of this Agreement will be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver will be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy will constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any





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time and from time to time thereafter. No waiver of any right, power or remedy of a Party will be deemed to be a waiver of any other right, power or remedy of such Party or will, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

ARTICLE 21 - REMEDIES

         The sole and exclusive rights, powers and remedies of the Parties, other than such injunctive or other equitable remedies as may be available to a Party for a breach of, or default under, this Agreement (including, without limitation, a breach of or default under any of the representations, warranties, covenants or agreements contained in this Agreement) will be termination under Article 8 hereof and indemnification under Articles 11 and 14 hereof, in each case limited as set forth therein. None of the Parties will, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance.

ARTICLE 22 - HEADINGS; INDEXES; COUNTERPARTS

         The headings and Table of Contents set forth in this Agreement have been inserted for convenience of reference only, will not be considered a part of this Agreement and will not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) will constitute an original instrument, but all of which together will constitute one and the same instrument. This Agreement will





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become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts will have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It will not be necessary when making proof of this Agreement to account for any counterpart other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties.

ARTICLE 23 - SEVERABILITY

         If any provision of this Agreement will hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision will be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision will be severed from this Agreement and an equitable adjustment will be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding will not affect or impair the validity, enforceability or legality of such provision in any other Jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance will affect or impair the legality, validity or enforceability of any other provision of this Agreement.





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ARTICLE 24 - CERTAIN REFERENCES

         24.1 Affiliate. As used herein, reference to an affiliate means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person. The term "control (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         24.2 Knowledge. As used herein, references to knowledge of Seller, Seller's subsidiaries or Company will mean the actual knowledge, after reasonable inquiry, of any officer or director of such entities, or any employee, representative or agent of such entities responsible for the negotiating or closing of the transactions contemplated hereby.

         24.3 Person. As used herein, references to a person will mean an individual or an entity, including, without limitation, a corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, joint stock company, association, unincorporated organization or group acting in concert.





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         IN WITNESS WHEREOF, the Parties have duly executed and delivered this

Agreement as of the date first above written.


PRAXAIR, INC.                                SPECIALTY SOLUTIONS, INC.


By: /s/ ROBERT F.X. FUSARI                   By: /s/ STEPHEN T. HARCROW
   ------------------------------               ------------------------------
Name:                                        Name: STEPHEN T. HARCROW
     ----------------------------                 ----------------------------
Title:                                       Title: President
      ---------------------------                  ---------------------------


                                             ERSHIGS, INC.

                                             By: /s/ FRANK H. PICKERING
                                                ------------------------------
                                             Name: FRANK H. PICKERING
                                                  ----------------------------
                                             Title: President
                                                   ---------------------------








                                       80